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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 25, 1999 relating to the financial statements and financial statement schedule, which appears in Integrated Systems, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 19, 1999